Exhibit 5.1

                                 March 13, 2005

China BAK Battery, Inc.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, People's Republic of China

Ladies and Gentlemen:

         We have acted as special Nevada counsel to China BAK Battery, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration for resale of 8,531,852 shares of the Company's common stock, par value $.001 per share ("Common Stock") consisting of: (i) 7,899,863 shares (the "Investor Shares") of Common Stock which were issued and sold to investors (the "Investors") signatory to that certain Securities Purchase Agreement, dated September 16, 2005 (the "Purchase Agreement"), (ii) 505,591 shares of Common Stock (the "Roth Warrant Shares") issuable upon the exercise of a warrant to purchase such shares issued by the Company to Roth Capital Partners, LLC in connection with the purchase by the Investors of the Investor Shares (the "Roth Warrant"), and (iii) 126,398 shares of Common Stock (the "Global Warrant Shares" and, together with the Roth Warrant Shares, the "Warrant Shares" and, together with the Investor Shares, the "Shares") issuable upon exercise of a warrant to purchase such shares issued by the Company to Global Hunter Securities, LLC in connection with the purchase by the Investors of the Investor Shares (the "Global Warrant" and, together with the Roth Warrant, the "Warrants"), all as set forth in the Registration Statement. At your request this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement.

         In our capacity as such counsel, we have reviewed the proceedings taken by the Company in connection with the authorization and issuance of the Shares. For purposes of this opinion, we have assumed that such proceedings were timely completed in the manner set forth in the Purchase Agreement, that the Investor Shares were issued in accordance with the terms of the Purchase Agreement, and that the terms of the issuances of the Investor Shares and the Warrants were in compliance with all applicable laws.

         In connection with the foregoing, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion. We have also examined originals or copies, certified or otherwise authenticated or identified to our satisfaction as being true copies or reproductions of originals of, the Purchase Agreement, certain corporate and other records of the Company, and such other documents, agreements, instruments and records, as we have deemed necessary or appropriate as a basis for the opinions expressed herein. We have also obtained from public officials and from officers and other representatives of the Company, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

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China BAK Battery, Inc.
March 13, 2005
Page 2

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly authorized, executed and delivered by each party thereto and is the valid and binding agreement of such party, enforceable in accordance with its terms, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of the provisions thereof, by action or conduct of the parties, or otherwise, (iv) the statements of fact and representations and warranties set forth in the documents we have examined are true and correct, (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document and (vi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the
State of Nevada, and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws or the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities laws, or any state securities or "Blue Sky" laws or regulations.

         On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

         The opinions expressed herein are based upon the laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ SCHRECK BRIGNONE